EXHIBIT 23


     	        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement
No. 33-56869 on Form S-3; Registration Statement No. 33-57673 on Form S-8; Post-Effective Amendment No. 2 to Registration Statement No. 33-31487 on Form S-8; Post-Effective Amendment No. 2 to Registration Statement No. 33-33215 on Form S-8; Registration Statement No. 33-11631 on Form S-8; Post-Effective Amendment No. 1 to Registration Statement No. 33-39306 on Form S-3; Registration Statement No. 33-57470 on Form S-3; Post-Effective Amendment No. 6 to Registration Statement No. 33-18669 on Form S-8; Registration Statement No. 333-27079 on Form S-8; Registration Statement No. 333-30695 on Form S-8; Registration Statement No. 333-30697 on Form S-8; Registration Statement No. 333-87869 on Form S-8; Registration Statement No. 333-87941 on Form S-3; Registration Statement No. 333-88067 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-79305 on Form S-8 of FPL Group, Inc., of our report dated February 11, 2000 appearing in this Annual Report on Form 10-K of FPL Group, Inc. for the year ended December 31, 1999.

We also consent to the incorporation by reference in Registration Statement No. 33-40123 on Form S-3; Post-Effective Amendment No. 1 to Registration Statement No. 33-46076 on Form S-3; Registration Statement No. 333-53053 on Form S-3 and Registration Statement No. 333-84005 of Florida Power & Light Company, of our report dated February 11, 2000 appearing in this Annual Report on Form 10-K of Florida Power & Light Company for the year ended December 31, 1999.

We also consent to the incorporation by reference on Form S-3; Registration Statement No. 333-87941-01 on Form S-3 of FPL Group Capital Inc, of our report dated February 11, 2000 appearing in this Annual Report on Form 10-K of FPL Group, Inc., for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

Miami, Florida
March 1, 2000